UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2013

ENTROPIC COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6290 Sequence Drive

San Diego, CA 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 768-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 4, 2013, Vinay Gokhale resigned as Senior Vice President, Corporate Development and Strategy of Entropic Communications, Inc. (the “Company”). Mr. Gokhale will continue to perform transition related duties until February 8, 2013.

(e) On February 4, 2013, in connection with his resignation as Senior Vice President, Corporate Development and Strategy, the Company entered into a Confidential Transition and Separation Agreement and General Release of All Claims (the “Separation Agreement”) with Mr. Gokhale. Pursuant to the terms of the Separation Agreement, Mr. Gokhale will receive a lump sum separation payment equal to six months of his base salary, which will be paid on or before March 31, 2013. In addition, Mr. Gokhale will remain eligible for an annual performance bonus for fiscal 2012 despite his resignation prior to its planned payout. Payment of the aforementioned benefits is contingent on the expiration of the revocation period under applicable law for the general release of claims in favor of the Company contained in the Separation Agreement. Pursuant to the terms of the Separation Agreement, Mr. Gokhale has also agreed to, among other things, remain available to the Company for occasional assistance and consultation through March 31, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: February 7, 2013	By:	/s/ David Lyle
David Lyle
Chief Financial Officer

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